SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No.     )

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The Midland Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 20, 2006

Dear Fellow Midland Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Thursday, April 27, 2006, at 8:30 a.m. local time at our headquarters, 7000 Midland Boulevard, Amelia, Ohio.

At the meeting, we will ask you to elect seven members of the Board of Directors, to ratify the appointment of our independent auditors, and to approve the adoption of an employee stock service award plan. We will also review the progress of the Company during the past year and you will have the opportunity to ask questions. The attached Proxy Statement describes the business we will conduct and provides information about the Company that you should consider when you vote your shares.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to greeting as many of our shareholders as possible.

Sincerely,

/s/ J.P. Hayden III	/s/ John W. Hayden
J.P. HAYDEN III	JOHN W. HAYDEN
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 27, 2006

To the Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of The Midland Company, an Ohio corporation, will be held on Thursday, April 27, 2006 at 8:30 a.m., local time, at the Company’s headquarters, 7000 Midland Boulevard, Amelia, Ohio for the following purposes:

1. To elect seven members of the Board of Directors.

2. To ratify the appointment of Deloitte & Touche LLP as Midland’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To approve the adoption of Midland’s 2006 Employee Stock Service Award Plan.

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of Midland’s common stock at the close of business on March 3, 2006 are entitled to notice of and to vote at the Annual Meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is March 20, 2006.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please vote as soon as possible by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. For further details, please see the section entitled “Voting” on page 2 of the accompanying Proxy Statement. Any shareholder attending the Annual Meeting may vote in person even if he or she has voted using the proxy card.

By Order of the Board of Directors

/s/ John I. Von Lehman
JOHN I. VON LEHMAN
Amelia, Ohio	Executive Vice President, Chief
March 20, 2006	Financial Officer and Secretary

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

i

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PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

We are soliciting the enclosed proxy on behalf of our Board of Directors for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 27, 2006 at 8:30 a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in our headquarters located at 7000 Midland Boulevard, Amelia, Ohio 45102, and the telephone number at that location is (513) 943-7100.

This Proxy Statement and the enclosed proxy card, together with our Annual Report for the fiscal year ended December 31, 2005, were mailed on or about March 20, 2006 to all shareholders entitled to vote at the Annual Meeting.

Our 2005 fiscal year began on January 1, 2005 and ended on December 31, 2005. All references in this Proxy Statement to fiscal 2005 refer to the period from January 1, 2005 through December 31, 2005.

Shareholders Entitled to Vote; Record Date

If you were the owner of record of Midland’s common stock (the “Common Stock”) at the close of business on March 3, 2006 (the “Record Date”), you are entitled to notice of and to vote at the Annual Meeting. For each matter properly submitted for the vote of shareholders at the Annual Meeting, you are entitled to cast one vote for each share of Common Stock that you held as of the Record Date.

As a Shareholder, you have the right to cumulate your votes in the election of directors. If you wish to cumulate your votes, you should multiply the number of shares that you hold by the number of directors being elected. The result will be the total number of votes that you may cast in the election of directors. You may register that number of votes for just one nominee, or you may distribute your votes on the same principle among as many candidates as you wish. You must give written notice to Midland’s President or Secretary if you wish to cumulate your votes. This notice must be received by Midland’s President or Secretary at least 48 hours before the Annual Meeting is scheduled to begin. The proxies being solicited by the Board of Directors allow, and include discretionary authority, for cumulative voting. You may use the enclosed proxy to give notice of your desire to cumulate your votes, but the completed proxy form must be received by Midland’s President or Secretary at least 48 hours before the Annual Meeting.

As of the Record Date, there were 18,989,776 shares of Midland’s Common Stock outstanding and entitled to vote at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of Midland’s Common Stock, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Quorum; Abstentions; Broker Non-Votes

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting. You are counted as present at the Annual Meeting if you are present in person or have voted by properly submitting a proxy card. We intend to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

How to vote. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. If desired, you can change your vote at the meeting.

How proxies work. Midland’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize the persons named in the enclosed proxy to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of the director candidates. You may also vote for or against the other proposals or abstain from voting. All proxies properly signed will, unless a different choice is indicated, be voted “FOR” the election of all nominees for Directors proposed by the Board of Directors, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006, and “FOR” the adoption of the 2006 Employee Stock Service Award Plan. You may receive more than one proxy or voting card depending upon how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from such person asking how you want to vote. Although we do not currently anticipate that any other matters will be raised at the meeting, if any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Changing vote; revoking a proxy. You may revoke your proxy at any time before the vote is taken by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Midland’s Secretary in writing at 7000 Midland Boulevard, Amelia, Ohio 45102-2607.

Solicitation

We will bear the cost of soliciting proxies. We also may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Deadline for Receipt of Shareholder Proposals, Notices and Nominations

If you desire to have proposals included in the Notice for the 2007 Shareholders’ Meeting, you must submit your proposals in writing to us at our offices on or before November 17, 2006.

The form of proxy card for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Midland’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2007 Annual Shareholders’ Meeting, it must be received prior to January 31, 2007. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

You may nominate your own directors by providing written notice to Midland’s Secretary by December 18, 2006. The notice must identify the nominee(s) and include the information required by the Securities Exchange Act of 1934.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently has 17 members and is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. At this year’s annual meeting, the terms of our Class II directors will expire. The directors identified below in the chart captioned “Director Nominees” are the current Class II directors who have been nominated for re-election to the Board by a majority of the independent directors of the Board of Directors. The term of office of each person elected as a Class II director will continue until the 2009 annual meeting of shareholders or until a successor has been duly elected and qualified.

In addition, at a meeting of the Board of Directors on July 28, 2005, Mr. René J. Robichaud was appointed to a newly created seat on the Board. The Board of Directors desires to have Mr. Robichaud be a permanent member of the Class I directors. As such, the Board of Directors, by a majority of the independent directors of the Board, is nominating Mr. Robichaud to serve as a Class I director until the 2008 Shareholders’ Meeting or until his successor is elected and qualified. He too is identified immediately below in the Director Nominees chart.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The name and certain information regarding each nominee are set forth below.

DIRECTOR NOMINEES

Name	Age	Position with Midland
Michael J. Conaton	72	Director
Jerry A. Grundhofer	61	Director
Joseph P. Hayden III	53	Chairman and Chief Operating Officer
William J. Keating, Jr.	52	Director
John R. LaBar	74	Director
Richard M. Norman	61	Director
René J. Robichaud	47	Director

Mr. Conaton has served as a director of Midland since 1969. From 1998 until 2000, he served as an officer of Midland in his capacity as Vice Chairman and from 1988 until 1998, as President of Midland. He served Midland in various capacities from 1961 until his retirement in 2000. In addition, he served as Chairman of Xavier University’s Board of Trustees for 18 years.

Mr. Grundhofer has served as a director of Midland since 1998. He is Chairman and Chief Executive Officer of U.S. Bancorp. He has served as Chief Executive Officer of U.S. Bancorp since the merger of Firstar Corporation and U.S. Bancorp in February 2001 and as Chairman since December 30, 2002. He also served as President of U.S. Bancorp from the time of the merger until October 2004. From 1993 until the merger, he served as Chairman, President and Chief Executive Officer of U.S. Bancorp predecessors Firstar Corporation and Star Banc Corporation. In addition, Mr. Grundhofer is currently a member of the Board of Directors of Ecolab, Inc.

Mr. Hayden has served as a director of Midland since 1989. He has been Midland’s Chairman of the Board and Chief Operating Officer since 1998. In addition, Mr. Hayden serves as Chairman and Chief Executive Officer of M/G Transport Services, Inc., a wholly owned subsidiary of Midland. Mr. Hayden has served in various capacities for Midland and its subsidiaries with progressively increasing responsibilities since 1975.

Mr. Keating has served as a director of Midland since 2001. He is a partner with the law firm of Keating Muething & Klekamp PLL, which was founded in 1954. Mr. Keating has practiced law for over 26 years primarily in the area of corporate and business law representing publicly traded and privately held businesses. His practice also includes advising clients on business succession and executive compensation. Mr. Keating is also Co -Chair of the firm’s Business Representation and Transactions Practice Group.

Mr. LaBar has served as a director of Midland since 1963. He is a former Vice President and Secretary of Midland. Mr. LaBar served Midland and its subsidiaries in various capacities from 1953 until his retirement in 1998.

Mr. Norman has served as a director of Midland since 2002. He is Senior Vice President for Finance and Business Services and University Treasurer at Miami University in Oxford, Ohio. Mr. Norman has served in his current position at Miami University since August 1999. Prior to August 1999, Mr. Norman served as Vice President for Administration and Associate Treasurer for Rutgers, the State University of New Jersey.

Mr. Robichaud has served as a director of Midland since 2005. Mr. Robichaud has been Chief Executive Officer of NS Group, Inc. since February 2000 and President since he joined NS Group, Inc. in June 1999. He previously held the position of Chief Operating Officer of NS Group, Inc. from June 1999 to May 2000. Prior to joining NS Group, Inc., Mr. Robichaud worked in investment banking as a managing director at Salomon Smith Barney. Mr. Robichaud has served as a member of the Board of Directors of NS Group, Inc. since 1999.

Class III Directors – Terms Ending in 2007

The following Class III directors have been elected to serve until the annual meeting in 2007 and until their successors have been elected and qualified:

J.P. Hayden, Jr., 76, has served as a director of Midland since 1961. From 1998 until 2000, Mr. Hayden served as an officer of Midland in his capacity as Chairman of the Executive Committee of the Board of Directors. From 1980 through April 1998, Mr. Hayden served as the Chairman of the Board and Chief Executive Officer of Midland and from 1960 through 1979 as President of Midland. Mr. Hayden has served Midland and its subsidiaries in various capacities since 1950.

William T. Hayden, 52, has served as a director of Midland since 1994, and has served as Secretary to the Board of Directors since 1990. He is a partner with the law firm of Katz, Teller, Brant & Hild LPA in Cincinnati, Ohio, which was founded in 1980. Mr. Hayden has practiced law for more than 26 years, and has concentrated his practice in the areas of corporate governance, compliance, and ethics, as well as corporate and financial restructurings and corporate bankruptcy. In addition to serving on Midland’s Board, Mr. Hayden is director of CenterBank where he chairs the Executive Compensation Committee and is a member of the Loan Committee.

John M. O’Mara, 78, has served as a director of Midland since 1983. He is a business consultant and private investor. From 1993 to present, Mr. O’Mara has been a financial consultant with Citigroup Venture Capital Ltd. Prior to that Mr. O’Mara was Chairman and Chief Executive Officer of Global Natural Resources, Inc. In addition, he is currently a member of the Board of Directors of Baldwin & Lyons, Inc. and Royster-Clark, Ltd (Canada).

Glenn E. Schembechler, 76, has served as a director of Midland since 1981. He is a Professor Emeritus at the University of Michigan. Mr. Schembechler served as President of the Detroit Tigers Baseball Club from 1990 to 1992 and served as Athletic Director and Head Football Coach at the University of Michigan until 1990.

Francis Marie Thrailkill, OSU Ed.D., 68, has served as a director of Midland since 2001. Sister Thrailkill is President of the College of Mount St. Joseph in Cincinnati, Ohio and has served in this capacity since 1987. Previously, Sister Thrailkill was President of Springfield College in Illinois.

John I. Von Lehman, 53, has served as a director of Midland since 1991. He has served as Chief Financial Officer of Midland since 1988, Executive Vice President of Midland since 1996, and Secretary of Midland since 1998. Mr. Von Lehman has served Midland in various capacities with progressively increasing responsibilities since 1980.

Class I Directors – Terms Ending in 2008

The following Class I directors have been elected to serve until the annual meeting in 2008 and until their successors have been elected and qualified:

James E. Bushman, 61, has served as a director of Midland since 1997. He is Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc. and the Chairman and Chief Executive Officer of Security Systems Equipment Corporation. He has served as Chief Executive Officer of Cast-Fab Technologies, Inc., a privately held manufacturer of castings and precision sheet and plate metal fabrications, since 1988, and as the Chairman and Chief Executive Officer of Security Systems Equipment Corporation, a privately held manufacturer of equipment for the banking and financial services industry, since 1999. He was the President of Carlisle Crane & Excavation, Inc., and the Executive Vice President of Carlisle Enterprises, from 1983 to 1988. Prior to that, Mr. Bushman was a CPA for Arthur Andersen & Co., where he served as a partner from 1977 to 1983, and as a manager from 1972 to 1977. In addition, he is currently a member of the Board of Directors of Ohio National Fund, Inc., The Dow Target Variable Fund, LLC, and ABX Air, Inc.

James H. Carey, 73, has served as a director of Midland since 1971. Mr. Carey formerly served as Executive Vice President (Retired) of the Chase Manhattan Bank. He served as Managing Director of Briarcliff Financial Associates, a private financial advisory firm, from 1991 to 2002 and as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. In addition, Mr. Carey is currently Chairman of the Board of Directors of ABX Air, Inc.

John W. Hayden, 48, has served as a director of Midland since 1991. Since 1998 Mr. Hayden has been the Chief Executive Officer and President of Midland. In addition, Mr. Hayden serves as the Chairman, Chief Executive Officer and President of American Modern Insurance Group, Inc., a wholly owned subsidiary of Midland. Before assuming his current responsibilities, Mr. Hayden was a Senior Executive Vice President of Midland and Vice Chairman of American Modern Insurance Group, Inc. Mr. Hayden has served in various capacities for Midland and its subsidiaries with progressively increasing responsibilities since 1981. Mr. Hayden is also currently a member of the Board of Directors of Ohio National Financial Services, Inc., Ohio National Mutual Holding, Inc. and The Ohio National Life Insurance Company.

David B. O’Maley, 59, has served as a director of Midland since 1998. Mr. O'Maley is Chairman of the Board, President and Chief Executive Officer of Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, and of certain of its affiliated companies including its ultimate parent company. Mr. O'Maley has held these positions since 1994 and has been with Ohio National since 1992. In addition, he is currently a member of the Board of Directors of US Bancorp and KGO Development, Inc.

René J. Robichaud. For information concerning Mr. Robichaud, please see “Director Nominees” above.

Director Independence

Our Board of Directors has determined that each of the following members is an “independent director” as defined by the listing standards of The Nasdaq Stock Market: James E. Bushman, James H. Carey, Jerry A. Grundhofer, William J. Keating, Jr., Richard M. Norman, David B. O’Maley, John M. O’Mara , René J. Robichaud, Glenn E. Schembechler and Francis Marie Thrailkill, OSU Ed.D.

Meetings and Committees

Our Board of Directors held a total of five meetings during fiscal 2005 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which she/he has been a director) and (ii) the total number of meetings held by all committees on which he or she served. We invite, but do not require, our directors to attend the Annual Meeting. All of our directors attended the 2005 Shareholders’ Meeting.

Our Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. Our Board of Directors has five standing committees: Audit, Compensation, Executive, Governance & Nominating, and Opportunity. The table below indicates the members of each Board committee:

= Chair     = Member

Name	Audit	Compensation	Executive	Governance & Nominating	Opportunity

James Bushman (1)

James Carey

Michael Conaton

Jerry Grundhofer

J.P. Hayden, Jr.

J.P. Hayden III

John Hayden

William Keating

Richard Norman

David O’Maley

John O’Mara

René Robichaud

Glenn Schembechler

Francis Thrailkill

John Von Lehman

(1)	Mr. Bushman is Vice Chairman of the Audit Committee.

Audit Committee. The Audit Committee is responsible for facilitating the Board of Directors’ financial oversight responsibilities for Midland. The Committee is also responsible for appointing, retaining, compensating, overseeing, evaluating and terminating the Company’s independent auditors. The Committee alone has the authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors. The independent auditors report directly to the Audit

Committee. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Midland concerning accounting, internal accounting controls or auditing matters. The Committee has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters. The Committee also serves as the Company’s Qualified Legal Compliance Committee for purposes of the attorney conduct rules promulgated by the Securities and Exchange Commission. The Committee also produces the Audit Committee Report as it appears in the Proxy Statement. The Board of Directors has determined that Mr. Bushman is an “audit committee financial expert,” as defined under Regulation S-K Item 401(h). Messrs. Bushman, Carey, Norman and Schembechler are “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. The Audit Committee held five meetings during fiscal 2005. The Chairman and/or Vice Chairman of the Audit Committee also participated in six conference calls in connection with their review and advice to the Board and Company regarding certain of Midland’s earnings releases during fiscal 2005. The Audit Committee’s Charter, as amended, was included in the Proxy Statement dated March 10, 2004.

Compensation Committee. The Compensation Committee: (a) reviews and establishes the compensation and benefits for Midland’s Named Executive Officers (defined below) and reports these decisions to the Board of Directors; (b) reviews the compensation and benefits for Midland’s other senior executive officers; (c) reviews the design of and administers, as appropriate, Midland’s broad-based incentive plans; (d) determines and establishes the appropriate retirement and severance packages and benefits to be given by Midland to its Named Executive Officers; (e) monitors the conformity of the aforementioned compensation and incentive packages with various laws and regulatory considerations pertaining to compensation matters; and (f) produces the annual report on executive compensation for inclusion in Midland’s Proxy Statement. Messrs. Bushman, Carey, Keating and O’Mara are “independent” as such term is defined by the listing standards of The Nasdaq Stock Market. The Compensation Committee held five meetings during fiscal 2005.

Executive Committee. The Executive Committee has the authority, during intervals between meetings of the Board of Directors, to exercise all powers of the Board of Directors other than that of filling vacancies in the Board of Directors or in any committee of the Board of Directors. In addition, this Committee reviews and recommends compensation for non-employee members of the Board of Directors. The Executive Committee held two meetings during fiscal 2005.

Governance & Nominating Committee. The Governance & Nominating Committee: (a) identifies and recommends to the Board for election and/or appointment qualified candidates for membership on the Board and the committees of the Board; (b) reviews the independence and other qualifications of Board members, considering questions of possible conflicts of interest among Board members or management and Midland and its subsidiaries, and monitoring all other activities of Board members or management that could interfere with such individuals’ duties to Midland; (c) provides periodic review of Board performance and reports its findings to the Board; and (d) makes recommendations to the Board concerning the composition, size, structure and activities of the Board and its committees. The Governance & Nominating Committee Charter is available on the Company’s website at www.midlandcompany.com under Investor Communications in the “Investor Relations” section and is also available in print to any shareholder who requests a copy. The Governance & Nominating Committee is comprised entirely of directors who meet the independence requirements of The Nasdaq Stock Market and applicable securities laws. The Governance & Nominating Committee held four meetings during fiscal 2005.

Opportunity Committee. The Opportunity Committee: (a) provides advice and counsel as requested by management in the review of opportunities for investment in businesses anticipated to contribute to the Company’s growth and profit objectives; (b) provides advice and counsel as requested by management in the review of decisions on significant investment in the Company’s business, such as real estate, buildings, equipment and technology; and (c) reviews and makes a recommendation to the full Board regarding the Company’s investment to the extent a business or investment opportunity is financially or strategically material to the Company. As the Opportunity Committee was established by the Board of Directors on January 26, 2006, it held no meetings during fiscal 2005.

Director Nomination Process

The Governance & Nominating Committee has adopted a Policy Regarding Director Nominations. The Policy establishes minimum qualifications and factors for selection of persons to be nominated to serve as directors. Those factors reflect the Committee’s belief that, among other things, a candidate for the Board should demonstrate experience or expertise needed to offer meaningful and relevant advice and guidance to management, possess the proven ability to exercise sound business judgment, and have consistently demonstrated the highest personal integrity and ethics. The Committee evaluates candidates taking into consideration, among other things, the current composition of the Board, Midland’s operations and its plan for the future, long term interests of the Company and its shareholders, and the need to maintain a balance of knowledge, experience, and capabilities.

The Policy is subject to periodic review and amendment by the Committee in consultation with other independent directors serving on the Company’s Board and is available to shareholders of record who submit a written request to: The Governance & Nominating Committee, c/o The Board of Directors, The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102, ATTN: William J. Keating, Jr.

The Policy provides that the Committee will consider candidates who are duly nominated in writing by “Eligible Nominating Shareholders.” Such nominations must be submitted in accordance with Midland’s Amended and Restated Code of Regulations which, among other things, requires the submission of information required by Regulation 14A under the Securities Exchange Act of 1934. The Committee has never rejected a candidate who has been nominated by a shareholder, but the Committee reserves the right to evaluate and reject nominations in the best interests of Midland and its shareholders.

The Committee has never paid a fee to a third party for assistance in identifying and evaluating prospective nominees to stand for election to the Board of Directors. However, the Committee reserves the right to retain such services in the best interests of Midland and its shareholders.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you should mail a written statement of the purpose and substance of your desired communication to: The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102, ATTN: Corporate Secretary. Your communication will be reviewed to determine its appropriateness in accordance with the Board’s fiduciary duties. Appropriate inquiries will be forwarded to William J. Keating, Jr., a director of the Company. Our Corporate Secretary reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

Code of Ethics

We have adopted a Code of Ethics that complies with NASD Rule 4350(n) and SEC Regulation S-K Item 406, which can be obtained upon written request to our Corporate Secretary at our offices.

Director Compensation

Directors who are not employees of Midland receive $16,000 per year for serving as a member of our Board of Directors. They also receive $3,000 for each regular or special Board of Directors’ meeting attended. In addition, we pay non-employee directors serving on committees the following:

Audit Committee:
Chairman	$6,000 annually
Vice Chairman	$5,000 annually
Attendance Fee	$2,000 per meeting
Compensation Committee:
Chairman	$4,000 annually
Attendance Fee	$1,500 per meeting
Other Committees:
Chairman	$2,000 annually
Attendance Fee	$1,500 per meeting

The per meeting committee attendance fees described above are in addition to any Chairman/Vice Chairman retainers. In addition to the payments described above, we also pay members of the Audit Committee $1,000 for each conference call they attend in connection with their review and advice to the Board and Company regarding certain of our earnings releases.

Our non-employee directors may defer receipt of some or all of their annual fees, attendance fees and committee fees under Midland’s Non-Employee Director Deferred Compensation Plan. Under this Plan, non-employee directors may either invest deferred compensation in Midland stock equivalents or may receive a fixed rate of return on compensation they have deferred.

In 2005, our non-employee directors received an option grant entitling each of them to purchase 1,600 shares of Midland common stock. Directors who were under consulting agreements with Midland in fiscal 2005 did not receive any compensation for serving as a director other than director options. Directors who are employees of Midland do not receive any compensation for serving as a director. The net value realized from the exercise of options or restricted grants in 2005 by our non-employee directors was $428,220.

We maintain a split-dollar life insurance program for J.P. Hayden, Jr., a director and a former executive officer of Midland. Under this program, we purchased life insurance policies on the lives of J.P. Hayden, Jr. and his wife. J.P. Hayden, Jr. is responsible for a portion of the premiums and we pay the remainder of the premiums on the life insurance policies. We advanced $148,000 in premium under this program in 2005. No interest is charged on the amount advanced, but repayment of such amount is secured by collateral assignment of the policies. Upon the death of J.P. Hayden, Jr. and his wife, (or in the sixteenth year of the policy, whichever occurs first) we will be entitled to receive that portion of the benefits paid under the life insurance policy equal to the premiums paid by us on that policy. In the event of surrender of a policy prior to death of an insured, we would recover the premiums we have paid from the cash surrender value of the policy or from the insureds. The life insurance trust established by the decedent will receive the remainder of the death benefits. The economic value of the benefit during 2005 for the total of the premiums advanced to date, using the Demand Loan Approach and Midland’s average commercial paper rate of 3.22%, is $191,230 for J. P. Hayden, Jr. and his wife.

We also maintain split-dollar life insurance programs for Robert W. Hayden and John R. LaBar. Robert W. Hayden is a former director (retired from the Board, January 31, 2005) and officer of Midland. John R. LaBar is a director and former officer of Midland. In 2005, we advanced no premium under these programs. No interest is charged on the amounts advanced. The economic value of the benefits in 2005, for the total of the premiums advanced to date, was $75,935 for Robert W. Hayden and $90,248 for John R. LaBar.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Ohio law.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of the seven nominees listed above. Proxies will be voted for the election of the seven nominees unless otherwise specified.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The primary role of the Audit Committee is to provide oversight and monitoring of Midland’s management and the independent registered public accounting firm and their activities with respect to Midland’s financial reporting process. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed Midland’s audited financial statements for the year ended December 31, 2005 with management;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended;

•

received from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and Midland that might affect the auditors’ independence as required by Independence Standards Board the Standard No. 1;

•	discussed with Deloitte & Touche LLP any relationships that may impact their objectivity and independence; and

•	determined that the provision of non-audit services provided to Midland by the auditors for fiscal 2005 is compatible with maintaining the auditors’ independence.

Based upon the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Midland’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James E. Bushman, Vice Chairman

James H. Carey, Chairman

Richard M. Norman

Glenn E. Schembechler

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006. Deloitte & Touche LLP has audited the financial statements of Midland (and our predecessor, Midland-Guardian Co.) since 1952. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Accounting Fees

The following table sets forth the fees paid or accrued by us for services provided by Deloitte & Touche LLP, our independent registered public accounting firm, for each of our last two fiscal years:

	Fiscal Years Ended
	2004	2005
Audit Fees(1)	$692,400	$730,500
Audit-Related Fees(2)	$71,000	$103,000
Total	$763,400	$833,500

(1)

Audit fees include professional services provided for the December 31, 2005 audits of the Company’s annual financial statements and internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, reviews of the Company’s quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory audits, consents and other SEC related matters. For 2004, $110,000 is included as an additional billing related to the financial statement audit.

(2)	Audit-Related Fees include audits of the Company’s employee benefit plans and an audit in accordance with SAS 70.

There were no fees for services other than audit fees and audit-related fees from Deloitte & Touche LLP in 2005 and 2004. In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy on Audit Committee Pre-Approval of Audit and Permissible

Non-Audit Services of Independent Registered Public Accounting Firm

The services performed by Deloitte & Touche LLP were pre-approved in accordance with the Audit Committee Charter. Any requests for audit, audit-related, tax and other services not contemplated on the description of the services expected to be performed by Deloitte & Touche LLP in each of the disclosure categories in the following fiscal year must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre -approval between meetings, as necessary, may be delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Required Vote

Although not required, the Board is seeking shareholder ratification of the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006. The ratification of Deloitte & Touche LLP as our public accountants requires the favorable vote of a majority of the votes cast. If ratification is not obtained, the Audit Committee of the Board of Directors may select other auditors.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Midland’s Independent Registered Public Accounting Firm. Proxies will be voted for the ratification of the appointment of Deloitte & Touche LLP as Midland’s Independent Registered Public Accounting Firm unless otherwise specified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of Midland as of March 3, 2006 for the following: (1) each person who is known by us to beneficially own more than 5% of the outstanding shares of Midland’s Common Stock; (2) each of our executive officers; (3) each of our directors; and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
J. P. Hayden, Jr. & Lois T. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	2,138,297	(2)	11.2%
William T. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,598,491	(3)	8.4%
T. Rowe Price Associates, Inc. 100 E.Pratt Street Baltimore, Maryland 21202	1,400,641	(4)	7.4%
John W. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,243,899	(5)	6.5%
Joseph P. Hayden III 7000 Midland Boulevard Amelia, Ohio 45102	1,207,280	(6)	6.3%
John R. LaBar 7000 Midland Boulevard Amelia, Ohio 45102	1,085,683	(7)	5.7%
Michael J. Conaton	256,215	(8)	1.3%
Paul T. Brizzolara	43,643	(8)	*
James E. Bushman	42,200	(8)	*
James H. Carey	26,840	(8)	*
Paul F. Gelter	9,453	(8)	*
Jerry A. Grundhofer	30,200	(8)	*
William J. Keating, Jr.	13,200	(8)	*
Richard M. Norman	9,200	(8)	*
David B. O’Maley	30,200	(8)	*
John M. O’Mara	62,600	(8)	*
René J. Robichaud	2,700	(8)	*
Glenn E. Schembechler	62,984	(8)	*
Francis Marie Thrailkill, OSU, Ed.D.	14,200	(8)	*
John I. Von Lehman	101,617	(8)	*
All directors and executive officers as a group (19 persons)	7,978,902	(8)	40.8%

*	Represents less than 1% of the total.

(1)

Based on 18,989,776 shares outstanding as of March 3, 2006. The number and percentage of shares beneficially owned are determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 3, 2006 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)

J. P. Hayden, Jr. and Lois T. Hayden are husband and wife. Their beneficial ownership includes 146,508 shares over which J.P. Hayden, Jr. has sole voting and investment power, 152,929 shares owned by Lois T. Hayden and 29,200 shares that may be acquired through exercise of options within 60 days of March 3, 2006. Such ownership also includes 510,958 shares owned by Hayden Investments Limited Partnership and 1,298,702 shares held by J&L Holdings Limited Partnership, for each of which Mr. Hayden’s spouse controls all voting and investment power.

(3)

William T. Hayden’s beneficial ownership includes 11,946 shares owned by Mr. Hayden’s wife, 855,676 shares over which Mr. Hayden has sole voting and investment power, 700,669 shares over which he shares voting and investment power, and 30,200 shares that may be acquired through exercise of options within 60 days of March 3, 2006. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (a) 198,504 shares held in trust as a co-trustee with Burgess L. Doan; (b) 83,716 shares held in trust as co-trustee with John W. Hayden; (c) 232,834 shares held in trust as co-trustee with John W. Hayden and Thomas R. Hayden; and (d) 171,681 shares held in trust as co-trustee with Joseph P. Hayden III and Thomas R. Hayden.

(4)

As indicated in the Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 14, 2006. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)

John W. Hayden’s beneficial ownership includes 561,127 shares over which Mr. Hayden has sole voting and investment power, 570,063 shares over which he shares voting and investment power, 10,346 shares held by Mr. Hayden’s spouse and 102,363 shares that may be acquired though exercise of options within 60 days of March 3, 2006. Included in the shares over which Mr. Hayden has sole voting and investment power, he has sole voting and investment power over: (a) 207,845 shares held by a limited liability company controlled by Mr. Hayden and (b) 20,400 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. With regard to the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 83,716 shares held in trust as co-trustee with William T. Hayden; (b) 83,716 shares held in trust as co-trustee with Joseph P. Hayden III; (c) 232,834 shares held in trust as co-trustee with William T. Hayden and Thomas R. Hayden; and (d) 169,727 shares held in trust as co-trustee with Joseph P. Hayden III and Thomas R. Hayden.

(6)

J. P. Hayden III’s beneficial ownership includes 654,917 shares over which Mr. Hayden has sole voting and investment power, 425,194 shares over which he shares voting and investment power, 24,806 shares owned by Mr. Hayden’s wife, and 102,363 shares that may be acquired through the exercise of options within 60 days of March 3, 2006. Included in the shares over which Mr. Hayden has sole voting and investment power are the following: (a) 207,945 shares held by a limited liability company controlled by Mr. Hayden and (b) 21,302 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 83,716 shares held in trust as co-trustee with John W. Hayden; (b) 169,797 shares held in trust as co-trustee with John W. Hayden and Thomas R. Hayden; and (c) 171,681 shares held in trust as co-trustee with William T. Hayden and Thomas R. Hayden.

(7)

John R. LaBar’s beneficial ownership includes 924,603 shares over which Mr. LaBar has sole voting and investment power, 136,880 shares owned by his wife and 24,200 shares that may be acquired through the exercise of options within 60 days of March 3, 2006.

(8)

Amount includes the number of shares subject to options that are exercisable within 60 days of March 3, 2006 by the following persons: James E. Bushman – 24,200; James H. Carey – 24,200; Michael J. Conaton – 29,200; Jerry A. Grundhofer – 24,200; William J. Keating, Jr. – 11,200; Richard M. Norman – 9,000; David B. O’Maley – 24,200; John M. O’Mara – 30,200; René J. Robichaud – 2,700; Glen E. Schembechler – 24,200; Sister Francis Marie Thrailkill – 14,200; John I. Von Lehman – 48,055; Paul T. Brizzolara – 27,620; Paul F. Gelter – 7,365; and all directors and executive officers as a group – 588,865.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers, directors and persons who own more than 10% of Midland’s Common Stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. These executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all such forms that they file.

Based solely on our review of the copies of such forms received by us and written representations from certain reporting persons that they timely filed all required Forms 3, 4 and 5, we believe that during fiscal 2005 all Section 16(a) filing requirements applicable to our executive officers, directors and 10% shareholders were complied with.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board (the “Committee”) oversees Midland’s executive officer compensation and stock-based programs. The Committee reviews and establishes the compensation and benefits for Midland’s Named Executive Officers (defined below) and reviews the principles and strategies that guide the design of compensation plans and benefit programs for Midland’s other senior executive officers. The Committee reports to the full Board all compensation actions regarding the Chief Operating Officer (“COO”), Chief Executive Officer (“CEO”) and Midland’s other Named Executive Officers. The Committee is composed entirely of independent members of the Board.

Annually, with the assistance of Towers Perrin, a national independent compensation consultant, who reports directly to the Committee, the Committee evaluates Midland’s plans and programs against current and emerging compensation practices in the insurance industry, legal and regulatory developments and corporate governance trends. In 2005, the review provided assurance that Midland’s compensation programs are designed to help attract and retain the talent necessary to maintain its long history of strong growth, profitability and shareholder returns.

Compensation Philosophy

Midland’s compensation programs help recruit, retain and motivate a group of talented and diverse executive officers, rewarding them for profitable corporate performance and providing incentives for them to create short-term and long-term corporate stability and growth. Accordingly, Midland’s compensation package for its executive officers consists of base salary, short-term incentive compensation and long-term incentive awards. The level of these compensation components for Midland’s Named Executive Officers is determined by the Compensation Committee.

The Committee’s philosophy is that Midland will achieve its best results if its executive officers act and are rewarded as business owners. Ownership is not only about owning stock, but is also about being accountable for business results, in good times and bad. Owners act with the conviction that their business is personal and that they can make a difference. Owners take initiative and they take responsibility for the assets of the business, including its employees. As executives progress to higher levels at Midland, their responsibilities and rewards will progress as well.

Towards these ends, the Committee examines the ongoing competitiveness of Midland’s executive compensation programs, reviews both company and individual executive performance and reports compensation levels for each Named Executive Officer to the Board. The Committee works with Towers Perrin to ascertain and establish competitive levels of base compensation, short-term incentive compensation and long-term incentive awards for the CEO, COO and other Named Executive Officers of Midland.

Annually, the Committee:

•	Approves performance targets based on the achievement of specific performance goals, which are company focused.

•

Ensures that a significant portion of the total compensation package for the COO, CEO and other Named Executive Officers are performance-based and that compensation opportunities are designed to create incentives for above-target performance and consequences for below-target performance.

•

Reviews compensation levels and overall corporate performance against a survey of leading peer group companies and against surveys of a broader range of major insurance companies. As a part of this work, independent consultants validate that total compensation paid is appropriate based on an analysis that compares Midland’s performance to the performance of the peer group using publicly available financial performance measures including long-term shareholder returns over one and three year time periods.

•

Approves annual and long-term incentive awards based on performance achieved relative to pre-approved targets. In determining the final awards, the Committee considers objective data concerning Midland’s financial performance, including top-line growth, profitability and the efficient use of Midland’s capital as measured by Midland’s after-tax return on beginning shareholders’ equity.

Executive Officer Compensation for 2005

The Committee, in determining the base salaries for both the COO and the CEO, considered several factors, including, but not limited to, the compensation payable to the chief executive officers of various other companies, including other specialty insurance companies with comparable asset size and premium income. Based on these factors, the base salary for both the COO and the CEO was set at $532,000 in 2005, representing an increase of $10,400 above the prior year’s base salary of $521,600. The base salary for the other Named Executive Officers is set forth in the Summary Compensation Table.

With respect to short-term incentive compensation, the Committee utilized The Midland Company Executive Annual Incentive Plan that ties executive bonuses to the achievement of stipulated goals for top-line revenue growth, profitability and the efficient use of Midland’s capital as measured by Midland’s after-tax return on beginning shareholders’ equity. During 2005, the short-term incentive compensation earned by both the COO and the CEO was $388,041. The short-term incentive compensation earned by the other Named Executive Officers is set forth in the Summary Compensation Table.

With respect to long-term incentive awards, the Committee employed Midland’s 2002 Employee Incentive Stock Plan, as amended, which ties a portion of executive stock awards to specific performance measures. The specific measure selected was a target of growth in shareholders’ equity per share over a three-year period. Midland’s 2002 Employee Associate Incentive Stock Plan, as amended, authorizes restricted stock awards, stock option grants, performance share awards and stock appreciation rights. During 2005, stock options and performance shares were awarded to both the COO and the CEO and to the other Named Executive Officers as set forth in the Summary Compensation Table.

Respectfully submitted,

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James E. Bushman

James H. Carey

William J. Keating, Jr.

John M. O’Mara, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Messrs. Bushman, Carey, Keating and O’Mara. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Midland.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows, as to the Chief Executive Officer and each of the four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning compensation paid for services to Midland in all capacities during the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year				Long-Term Compensation			All Other Compensation(3) ($)
		Annual Compensation			Awards		Payouts
		Salary ($)	Bonus (1) ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts (2) ($)
J.P. Hayden III	2005	$532,000	$388,041	—	—	17,715	$311,651	$100,340
Chairman &	2004	$521,600	$516,280	—	—	19,605	$177,317	$70,720
COO	2003	$489,000	$215,040	—	—	25,135	$130,560	$57,180
J.W. Hayden	2005	$532,000	$388,041	—	—	17,715	$311,651	$100,340
CEO &	2004	$521,600	$516,280	—	—	19,605	$177,317	$70,720
President	2003	$489,000	$215,040	—	—	25,135	$130,560	$57,180
J.I. Von - Lehman	2005	$340,000	$177,140	—	—	8,070	$139,066	$55,154
EVP, CFO &	2004	$333,100	$235,502	—	—	8,725	$77,216	$37,987
Secretary	2003	$309,000	$96,000	—	—	11,220	$71,808	$31,253
P.T. Brizzolara	2005	$262,000	$136,502	—	—	5,130	$82,285	$699
CLO & Asst.	2004	$251,600	$177,881	—	—	5,855	$42,900	$14,846
Secretary (4)	2003	$229,000	$70,400	—	—	6,880	$36,992	$11,841
P.F. Gelter	2005	$255,000	$132,855	—	—	4,995	$—	$40,746
EVP (5)	2004	$240,600	$170,104	—	—	5,730	$—	$29,658
	2003	$219,000	$68,000	—	—	4,335	$—	$22,933

(1)

Bonus amounts are based on the amount earned during the calendar year but paid in the following year. For example, the bonus amount appearing in the 2005 row was earned in 2005 but actually paid in February of 2006.

(2)	Amount represents the value of restricted performance shares that were awarded contingent on the attainment of certain performance objectives based on the growth in Midland’s Shareholders’ Equity.

(3)

Amounts represent group term life insurance premiums paid by Midland during the year. Premiums for the named individuals in fiscal 2005 were as follows: J.P. Hayden III, $753; J.W. Hayden, $753; J.I. Von Lehman $481; P.T. Brizzolara, $371; and P.F. Gelter, $361. Amounts also include Midland contributions during the year for defined contribution plans. Midland has a 401(k) defined contribution plan, a non-qualified defined contribution plan, a non-qualified savings plan as well as a defined contribution pension plan. Defined contributions for the named individuals in fiscal 2005 were as follows: J.P. Hayden III, $99,587; J.W. Hayden, $99,587; J.I. Von Lehman $54,673; P.T. Brizzolara, $328; and P.F. Gelter, $40,385.

(4)

For more than five years, Mr. Brizzolara, 48, has served as Executive Vice President, Chief Legal Officer and Assistant Secretary of Midland; he has served Midland in various capacities with progressively increasing responsibilities since 1982.

(5)

Mr. Gelter, 50, joined Midland in June of 2002 as Vice President and was promoted to Executive Vice President on January 1, 2005. Prior to joining Midland, Mr. Gelter worked as an independent consultant, PFG Consulting LLC. Prior to November 1999, Mr. Gelter was a Partner with Anderson Consulting.

Option Grants in Last Fiscal Year

The following table sets forth, for each of the Named Executive Officers, the stock options granted under Midland’s stock option plans during fiscal 2005.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH)	Expiration Date	Grant Date Present Value (1)
Joseph P. Hayden III	17,715	9.0%	$33.21	2/16/15	$226,043
John W. Hayden	17,715	9.0%	$33.21	2/16/15	$226,043
John I. Von Lehman	8,070	4.1%	$33.21	2/16/15	$102,973
Paul T. Brizzolara	5,130	2.6%	$33.21	2/16/15	$65,459
Paul F. Gelter	4,995	2.5%	$33.21	2/16/15	$63,736

(1)	Present value amount was calculated using the Black-Scholes option pricing formula.

Option Exercises and Holdings

The following table sets forth, for each of the Named Executive Officers, certain information concerning stock options exercised during fiscal 2005, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Midland’s Common Stock as of December 31, 2005.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Hayden III	—	$—	81,779	49,956	$1,614,136	$533,522
John W. Hayden	—	$—	81,779	49,956	$1,614,136	$533,522
John I. Von Lehman	—	$—	38,836	22,439	$778,795	$238,332
Paul T. Brizzolara	—	$—	21,841	14,274	$432,193	$150,367
Paul F. Gelter	—	$—	3,600	11,460	$57,445	$104,929

(1)

Market value of underlying securities based on the closing price of Midland’s Common Stock on December 30, 2005 (the last trading day of fiscal 2005) on the Nasdaq National Market of $36.04 minus the exercise price.

Defined Benefit Pension Plan

The 2005 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight-line annuity paid from the Defined Benefit Pension Plan and may be individually estimated by reference to the following table:

Pension Plan Table

	Years of Service
Average Annual Compensation	15	20	25		30		35
$200,000	47,119	62,825	78,531		94,237		109,943
$250,000	60,244	80,325	100,406		120,487		140,568
$300,000	73,369	97,825	122,281		146,737		171,193
$350,000	86,494	115,325	144,156		172,987		201,818	*
$400,000	99,619	132,825	166,031		199,237	*	232,443	*
$450,000	112,744	150,325	187,906	*	225,487	*	263,068	*

For purposes of the Defined Benefit Pension Plan, the credited years of service through 2005 covered by the plan (not to exceed 35 years) for Paul T. Brizzolara, the only Named Executive Officer to continue with the Defined Benefit Plan, was 23 years of service.

*

Under the Internal Revenue Code, the maximum allowable annual benefit payable by the qualified pension plan in 2006 is $175,000. In addition, the maximum pay that can be used to determine the benefit is $220,000. The Board of Directors has approved the payment to participants directly by Midland of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights (#)	Performance or other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)
Joseph P. Hayden III	7,440	1/1/2005 - 12/31/2007	3,720	7,440	14,880
John W. Hayden	7,440	1/1/2005 - 12/31/2007	3,720	7,440	14,880
John I. Von Lehman	3,390	1/1/2005 - 12/31/2007	1,695	3,390	6,780
Paul T. Brizzolara	2,155	1/1/2005 - 12/31/2007	1,078	2,155	4,310
Paul F. Gelter	2,100	1/1/2005 - 12/31/2007	1,050	2,100	4,200

In 2005, Joseph P. Hayden III, John W. Hayden, John I. Von Lehman, Paul T. Brizzolara and Paul F. Gelter were awarded restricted performance shares in the form of a restricted stock grant. The actual number of shares that will ultimately be granted to each executive is contingent on the attainment of certain performance objectives based on the growth in Midland’s Shareholders’ Equity through December 31, 2007, which could range from zero to 200 percent of the original shares awarded.

Change in Control Arrangements

In January 2000, the Compensation Committee, based upon advice received from an independent compensation consultant, recommended to the Board of Directors that Midland enter into agreements with its senior officers to provide certain benefits to the officers in the event of a change of control in Midland. In addition, the Compensation Committee recommended that an Employee Retention Plan be implemented to provide certain benefits to the other officers of Midland and its subsidiaries in the event of a change of control. The Board of Directors approved the recommendation of the Compensation Committee and authorized Midland to enter into Corporate Retention Agreements with Joseph P. Hayden III, John W. Hayden, John I. Von Lehman and Paul T. Brizzolara. Under these agreements, if a change of control should occur with respect to Midland, and the officer should be terminated, or for good reason resign, from employment with Midland, the Company would be obligated to pay Joseph P. Hayden III, John W. Hayden and John I. Von Lehman an amount equal to three times their then-current compensation and Paul T. Brizzolara an amount equal to two times his then-current compensation. Midland is also obligated to pay additional amounts to offset certain excise tax liabilities payable with respect to such payments.

For purposes of these agreements, a “change in control” is deemed to occur if a shareholder who is not presently a shareholder of Midland acquires more than 33 1/3% of Midland’s outstanding common stock, a majority of the directors of Midland are persons who were not directors when the agreements were entered into and were not nominated to serve by the existing directors, or the shareholders of Midland approve any merger, consolidation or reorganization involving Midland.

NEW PLAN BENEFITS

As described elsewhere in this Proxy Statement, the 2006 Employee Stock Service Award Plan is designed to award shares of Midland Common Stock to our employees based upon years of service to Midland. The plan is part of a company-wide employee reward program that grants employees, in five year increments of service to us, the ability to select awards of varying degrees of value, including a wide variety of items of merchandise as well as Common Stock. Because we cannot determine the exact amount of shares of Common Stock that employees would have selected to receive under the Plan if it had been in effect as of December 31, 2005, we set forth below the maximum number of shares which our Named Executive Officers would be eligible to select if each Named Executive Officer had been eligible to receive the next applicable five year level award as of December 31, 2005.

New Plan Benefits

2006 Employee Stock Service Award Plan

Name and Position	Dollar Value ($)(1)	Number of Units (Shares)
Joseph P. Hayden III	$1,261	35
John W. Hayden	$901	25
John I. Von Lehman	$1,081	30
Paul T. Brizzolara	$901	25
Paul F. Gelter	$180	5
Executive Group	$4,324	120
Non-Executive Director Group(2)	$0	0
Non-Executive Officer Employee Group(3)	$39,644	1,100

(1)	Based upon the closing price per share of Midland common stock on December 30, 2005 of $36.04.

(2)	Non-executive directors are not entitled to participate in the Plan.

(3)	We assume that all employees (other than named executive officers) will elect to acquire no more than an average of 1,100 shares per year in the aggregate.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our compensation plans as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	1,426,000	(1)	$19.98	1,432,000
Equity compensation plans not approved by security holders	—		—	—

Total	1,426,000		$19.98	1,432,000

(1)

In addition to 1,426,000 outstanding options, performance shares have been granted to certain senior-level officers. The ultimate number of shares that may be issued will range between 0 and 226,860 depending on the achievement of certain corporate financial objectives.

PROPOSAL NO. 3

ADOPTION OF THE 2006 EMPLOYEE STOCK SERVICE AWARD PLAN

On January 26, 2006, the Board of Directors adopted, subject to approval of our shareholders at the 2006 Annual Meeting, Midland’s 2006 Employee Stock Service Award Plan, a copy of which is attached to these proxy materials as Annex A and incorporated by reference herein (the “Stock Plan”). The Stock Plan will award eligible employees of Midland or any of its subsidiaries or affiliates (hereinafter collectively referred to as “Midland”) with shares of Midland’s Common Stock based upon years of service to Midland. The Stock Plan was adopted by our Board in connection with a company-wide employee reward program that grants employees, in five year increments of service to us, the ability to select awards of varying degrees of value. Employees may select from a variety of merchandise under this program; if the Stock Plan is adopted by our shareholders, employees will be able to select Midland Common Stock, in lieu of certain merchandise, under this program. The following summary of the Stock Plan is not complete and is qualified in its entirety by Annex A, which we urge you to read.

Plan Summary

Purpose of the Stock Plan. The purpose of the Stock Plan is to provide Midland’s employees added incentive to their employment and to encourage their increased efforts to promote the best interests of the Company. The Plan seeks to accomplish these purposes by awarding eligible employees shares of Midland’s Common Stock based upon years of service to the Company.

Plan Administration and Termination. The Stock Plan will be administered by Midland’s Compensation Committee (the “Committee”). The Committee may delegate its authority to grant awards to eligible employees provided that the Committee must grant awards and determine all terms of awards to Midland’s Named Executive Officers. The Committee has the power:

•	To amend or terminate the Stock Plan, except as described below;

•	To interpret and administer the Stock Plan;

•	To establish the threshold years of service to the Company for eligible employees and the amount of Common Stock to award for such service;

•	To establish rules and regulations and appoint agents to administer the Stock Plan; and

•	To make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Stock Plan.

The Committee has engaged Midland’s transfer agent, currently National City Bank, to perform certain custodial and record-keeping functions for the Stock Plan. Unless earlier terminated, the Stock Plan will continue in effect until the award of the maximum number of shares available under the Stock Plan.

Eligible Employees. The Stock Plan is available to Midland’s officers and employees, as designated from time to time by the Committee in its sole discretion. As used herein “employee” means those individuals who perform services for Midland, who are treated as employees by Midland for federal income tax purposes, who customarily work for Midland in excess of 20 hours per week and who customarily work for Midland in excess of five months in any calendar year. The term “Eligible Employees” shall include officers. As used herein, “officer” means a person who is considered to be an officer of Midland under Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Securities to be Issued. The maximum number of shares of Midland Common Stock that may be awarded to Eligible Employees under the Stock Plan is 20,000 (subject to adjustment for dividends, stock splits and other actions). Shares awarded to Eligible Employees may be previously acquired treasury shares or authorized but unissued shares or, if and to the extent authorized by the Committee, shares purchased in market transactions by the Company’s transfer agent.

Amendment of the Stock Plan. The Committee can amend the Stock Plan at any time as long as no amendment increases the maximum number of shares of Midland Common Stock that may be purchased under the Stock Plan without requisite shareholder or other approval under applicable law or NASD regulation or without the approval of the Board of Directors.

Tax Consequences. The value of the Common Stock awarded under the Stock Plan shall be taxable as income to the participants. Participants are urged to consult their own tax advisors in determining the federal, state, local and foreign income tax consequences of participation in the Stock Plan.

Required Vote

The Board is seeking shareholder approval of the adoption of the 2006 Employee Stock Service Award Plan. The adoption of the 2006 Employee Stock Service Award Plan requires the favorable vote of a majority of the votes cast.

Recommendation

The Board of Directors recommends that you vote “FOR” the adoption of the 2006 Employee Stock Service Award Plan. Proxies will be voted for the adoption of the 2006 Employee Stock Service Award Plan unless otherwise specified.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relatives of Directors and Executive Officers Employed by Midland

We encourage employees at all levels to refer people they know, including relatives, for employment at the Company. We describe our employment relationships during 2005 with immediate family members of directors and executive officers below. An “immediate family member” includes a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, and brother or sister-in-law. Our description includes only those employees with annual compensation exceeding $60,000 and the nature of the relationship between such employee and a Midland director or executive officer. The amounts indicated include 2005 salary and bonus earned. Thomas R. Hayden is the son of J.P. Hayden, Jr. and brother of Joseph P. Hayden III, John W. Hayden and William T. Hayden, and was paid $142,200. Dan LaBar is the son of John R. LaBar and was paid $70,301. Jeff Martin and Mike Jackson are the brothers-in-law of Joseph P. Hayden III and were paid $92,615 and $116,536, respectively. Additionally, Messrs. Hayden, LaBar, Martin and Jackson were awarded 2,020, 0, 195 and 195 stock options, respectively in fiscal 2005.

In March 2005, we entered into an agreement with Michael LaBar, son of John R. LaBar, mutually agreeing to end the employment relationship. We paid Mr. LaBar approximately $65,000 in salary and benefits under the agreement. In addition, on January 1, 2006, we entered into a Non-Solicitation and Consulting Agreement with Thomas R. Hayden. Under the Agreement, Mr. Hayden, who resigned from the Company on December 31, 2005, agreed not to solicit our employees for employment or solicit our customers and business partners. In exchange, we have agreed to pay Mr. Hayden $192,106 and to provide our standard medical insurance coverage to him and his immediate family until December 31, 2006.

Transactions with Directors

In 2005, John R. LaBar, a director of Midland and, until December 31, 1998, Vice President and Secretary of Midland, received $96,217 in benefit payments under Midland’s pension plans. In 2005, J. P. Hayden, Jr., a director and Chairman of the Executive Committee of the Board and formerly Chairman and Chief Executive Officer of Midland, received $200,000 in consulting fees. During 2005, Mr. Hayden received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $66,499. In 2005, Michael J. Conaton, a director of Midland and formerly Vice Chairman of the Board and President of Midland, received $50,000 in consulting fees. During 2005, Mr. Conaton received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $19,435. The Consulting Agreements with Messrs. Hayden and Conaton expired under their own terms on December 31, 2005.

At the time of their retirements, J. P. Hayden, Jr. and Michael J. Conaton were participants in Midland’s Non-Qualified Self-Directed Retirement Plan. At the time of his retirement, John R. LaBar was a participant in Midland’s Non-Qualified Pension Plan with pension benefits scheduled to be paid out in the form of a lifetime annuity.

We have engaged the law firm of Keating Muething and Klekamp LLP (“KMK”) to handle certain legal matters. William J. Keating, Jr., a director of Midland, is a partner of the firm. We have also engaged the law firm of Katz, Teller, Brandt & Hild LPA (“Katz”) to handle certain legal matters. William T. Hayden, a director of Midland, is a partner of the firm. Payments by us to each of KMK and Katz did not exceed five percent of either law firm’s respective gross revenues in the last fiscal year of either such firm.

As disclosed in the “Management’s Discussion and Analysis of Financial Condition and Operations” in the Company’s Annual Report to Shareholders, certain executive officers, directors and shareholders participate in Midland’s Commercial Paper Program pursuant to which such persons purchased commercial paper of the Company at the then current rate offered by us to all purchasers, which was the Dealer

Commercial Paper Rate as reported in the Midwest edition of the Wall Street Journal. Directors with balances in the Program in excess of $60,000 follow, along with their maximum investment in 2005: Joseph P. Hayden, Jr. ($1,739,000), Glenn E. Schembechler ($211,000), Michael J. Conaton ($135,000), Joseph P. Hayden III ($171,000) and John W. Hayden ($166,000).

MIDLAND STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five year comparison of Midland’s cumulative total shareholder return with those of the Russell 2000 Equity Index and the Standard & Poor’s Property and Casualty Group. The graph assumes that $100 was invested on December 31, 2000 in (i) Midland’s Common Stock and (ii) in each of the indices as noted below, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as we may recommend. Except as described otherwise in this Proxy Statement, any matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of votes cast.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by executing and returning, at your earliest convenience, the accompanying proxy in the enclosed, postage-prepaid envelope.

DIRECTIONS TO THE MIDLAND COMPANY

ANNUAL SHAREHOLDERS MEETING APRIL 27, 2006

FROM I-75 OR I-71 IN THE GREATER CINCINNATI AREA

I-275 East

Exit Beechmont/Amelia (Rt. 125)

Turn east on Rt. 125

Drive approximately 3 miles

Turn left onto Bach Buxton Rd. (traffic light)

Drive approximately one half mile

Turn right onto Midland Boulevard

FROM DOWNTOWN CINCINNATI

I-471 South

I-275 North/East to Columbus

Exit Beechmont/Amelia (Rt. 125)

Turn right (east on Rt. 125)

Drive approximately 3 miles

Turn left onto Bach Buxton Rd. (traffic light)

Drive approximately one half mile

Turn right onto Midland Boulevard

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

John I. Von Lehman

The Midland Company

7000 Midland Boulevard

Amelia, Ohio 45102

or call us at (513) 943-7100.

By Order of the Board of Directors

/s/ John I. Von Lehman
JOHN I. VON LEHMAN
Executive Vice President, Chief Financial Officer and Secretary

Amelia, Ohio

March 20, 2006

ANNEX A

THE MIDLAND COMPANY

2006 EMPLOYEE STOCK SERVICE AWARD PLAN

1.	PURPOSE.

The purpose of the 2006 Employee Stock Service Award Plan (the “Plan”) is to provide employees of The Midland Company (“Midland”) or any of its subsidiaries or affiliates (such subsidiaries and affiliates and Midland are hereinafter collectively referred to as “Company”) added incentive to their employment and to encourage their increased efforts to promote the best interests of the Company. The Plan seeks to accomplish these purposes by awarding eligible employees shares of Midland’s Common Stock (the “Common Stock”) based upon years of service to the Company.

2.	ELIGIBILITY.

This Plan is available to all Eligible Employees. “Eligible Employees” are those individuals who perform services for the Company, who are treated as employees by the Company for federal income tax purposes, who customarily work in excess of 20 hours per week for the Company, who customarily work for the Company in excess of five months in any calendar year, and who have been selected for participation by the Committee (as defined herein), in its sole discretion. The term “Eligible Employees” shall include Officers. As used herein, “Officer” means a person who is considered to be an officer of Midland under Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

3.	EFFECTIVE DATE.

The Plan shall become effective only after the adoption by Midland’s Board of Directors, and the approval by the stockholders of Midland to the extent required by and in accordance with applicable law or NASD regulation. Unless so approved by Midland’s stockholders within one (1) year after the date of the adoption of the Plan by Midland’s Board of Directors, the Plan shall not be effective for any purpose.

4.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Compensation Committee designated by Midland’s Board of Directors (the “Committee”). The Committee shall be comprised of two or more directors each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee may delegate its authority to grant awards to Eligible Employees provided that the Committee must grant awards and determine all terms of awards to Officers. Except as otherwise provided herein, the Committee may amend, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason, including a reason related to the necessity or advisability to register or qualify shares of Common Stock issued under the Plan upon any securities exchange or under any state or federal law.

The Committee has the sole power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents and delegate such authority as it shall deem appropriate for the proper administration of the Plan; (iii) establish the threshold years of service to the Company for Eligible Employees and the amount of Common Stock to award for such service; and (iv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including, but not limited to, the waiver of any employee eligibility requirement, in its sole discretion. Decisions of the Committee shall be final, conclusive and binding upon all persons, including Company, any participant and any other employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

5.	PARTICIPATION.

Following the close of each calendar month, the Committee will review the Eligible Employees’ years of service to the Company consistent with the thresholds established by the Committee and authorize the issuance of Common Stock to those Eligible Employees who qualify for stock service awards (hereinafter referred to as “Participants”) in such amounts as it shall determine in its sole discretion and based upon each Participant’s years of service to the Company. An otherwise qualified Eligible Employee shall forfeit such stock service award in the event of the termination of his or her employment at any time prior to the date on which the shares of Common Stock awarded under the Plan are registered in such individual’s name and issued in certificate form by Midland’s Transfer Agent and Registrar for Midland's Common Stock, currently National City Bank.

6.	ISSUANCE AND TRANSFER.

Shares of Common Stock awarded under the Plan will be registered in the names of the Participants and issued in certificate form by Midland’s Transfer Agent and Registrar for Midland's Common Stock, currently National City Bank. Notwithstanding the foregoing, the Company may award shares of Common Stock pursuant to the Plan, subject to such terms and conditions, including restrictions or limitations on the transferability on such shares, as the Committee, in its sole discretion, shall from time to time determine. The Committee has broad discretion as to the specific terms and conditions of the transfer restrictions.

7.	DIVIDENDS.

Midland pays dividends, only if and when declared by Midland’s Board of Directors, to the record holders of shares of its Common Stock. As the record holder of shares of Common Stock awarded under the Plan, a Participant will be entitled to receive dividends, if any, for all shares registered in such Participant’s name on the record date. Participants in the Plan also will be eligible to participate in the Dividend Reinvestment Plan on the terms and conditions of such plan, if they so desire. If a Participant elects to participate in the Dividend Reinvestment Plan, he or she will be entitled to reinvest his or her dividends to purchase additional shares of Common Stock.

8.	TERMINATION OR AMENDMENT OF THE PLAN.

The Committee may terminate the Plan at any time. Notice of termination shall be given to all Eligible Employees, but any failure to give such notice shall not impair the effectiveness of the termination. The Plan will terminate in any event when the maximum number of shares of Common Stock to be awarded under the Plan has been awarded. If at any time the number of shares remaining available for award under the Plan is not sufficient to satisfy all then-outstanding awards, the Committee may determine an equitable basis of allocating available shares. The Committee may amend the Plan from time to time; provided, however, no such amendment shall increase the maximum number of shares of Common Stock that may be awarded under the Plan without requisite shareholder approval or other approval if applicable law or NASD regulation requires.

9.	NON-TRANSFERABILITY.

No right or interest in this Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. Any such attempted assignment, transfer, pledge or other disposition of any rights under this Plan shall be null and void and shall automatically terminate all rights of an Eligible Employee and/or Participant, as the case may be, under the Plan.

10.	SHAREHOLDER’S RIGHTS.

No employee shall by reason of this Plan have any rights of a shareholder of Midland until and to the extent such employee is awarded Common Stock as herein provided. Upon award of the Common Stock, a Participant shall have all rights of a shareholder of Midland, but no special rights or benefits because such Participant is employed by the Company.

11.	NO RIGHT TO CONTINUED EMPLOYMENT.

Nothing contained in the Plan or any award granted pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Company or interfere with the right of the Company to terminate such employee’s employment at any time.

12.	MAXIMUM NUMBER AND SOURCE OF SHARES; ADJUSTMENTS.

The maximum number of shares of Common Stock that may be awarded to all Eligible Employees under this Plan is 20,000. Common Stock awarded hereunder may be treasury shares, authorized and unissued shares, or a combination thereof. If Midland shall, at any time, change its issued Common Stock into a different number through stock dividend, stock split, combination or otherwise, the number of shares of Common Stock specified in this Plan shall be proportionately adjusted.

13.	TAX CONSEQUENCES.

The Participants should understand that under current law the value of the Common Stock awarded under the Plan shall be taxable as income to such Participants. The foregoing discussion is not a complete analysis or listing of all potential tax effects relevant to participation in the Plan. The Participants are urged to consult their own tax advisors in determining the federal, state, local and foreign income tax consequences, and any other tax consequences, of participation in the Plan.

14.	MISCELLANEOUS.

14.1 Any authorization, election, notice or document under this Plan from an Eligible Employee or Participant shall be delivered to the Committee or its designee and shall be effective when delivered.

14.2 This Plan, and the Company’s obligation to deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for Company, be required.

14.3 With respect to any award hereunder, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require any Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an award by electing to have the Company withhold Common Stock having a fair market value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

14.4 The internal substantive laws of the State of Ohio, without giving effect to the conflict of law provisions thereof, shall govern this Plan and actions taken in connection with it. Any litigation involving or arising under this Plan shall be maintained solely in the Common Pleas Court of Clermont County, Ohio or in the United States District Court for the Southern District of Ohio.

14.5 Nothing contained in the Plan or in any resolution adopted by Midland’s Board of Directors or the holders of Common Stock shall constitute the grant of any award hereunder. An award under the Plan shall be deemed to have been granted on the date on which the shares of Common Stock awarded under the Plan are registered in a Participant’s name and issued in certificate form by Midland’s Transfer Agent and Registrar for Midland's Common Stock, currently National City Bank.

14.6 No director, officer or employee of Company or member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Common Stock issued hereunder and, to the fullest extent not prohibited by law, all such directors, officers, employees and members shall be indemnified and held harmless by Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Common Stock purchased under this Plan.

The Midland Company

c/o National City Bank

Corporate Trust Operations

Locator 5352

P. O. Box 92301

Cleveland, OH 44101-4301

Proxy must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

THE MIDLAND COMPANY	PROXY / VOTING INSTRUCTION FORM

This Proxy is solicited on Behalf of the Board of Directors for the Annual Meeting to be held on April 27, 2006.

The undersigned hereby appoints JOSEPH P. HAYDEN III, JOHN W. HAYDEN and JOHN I. VON LEHMAN proxies of the undersigned to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of The Midland Company to be held on April 27, 2006 at 8:30 A.M. Eastern Time at The Midland Company, 7000 Midland Boulevard, Amelia, Ohio or any adjournment of such Annual Meeting.

Dated:		2006

Signature of Stockholder

Signature of Stockholder

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all must sign.

DIRECTIONS TO THE MIDLAND COMPANY

ANNUAL SHAREHOLDERS MEETING

APRIL 27, 2006

FROM I-75 OR I-71 IN THE GREATER	FROM DOWNTOWN CINCINNATI
CINCINNATI AREA
I-275 East	I-471 South
Exit Beechmont/Amelia (Rt. 125)	I-275 North/East to Columbus
Turn east on Rt. 125	Exit Beechmont/Amelia (Rt. 125)
Drive approximately 3 miles	Turn right (east) on Rt. 125
Turn left onto Bach Buxton Rd. (traffic light)	Drive approximately 3 miles
Drive approximately one half mile	Turn left onto Bach Buxton Rd. (traffic light)
Turn right onto Midland Boulevard	Drive approximately one half mile
Turn right onto Midland Boulevard

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê  Please fold and detach card at perforation before mailing.   ê

The Midland Company	Proxy / Voting Instruction Form

This proxy will be voted in accordance with specification made. If no choices are indicated, this proxy will be voted for the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	To elect seven members of the Board of Directors.

☐ FOR all nominees listed below (except as otherwise marked below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any individual nominee, draw a line through that nominee’s name listed below.

Michael J. Conaton John R. LaBar	Jerry A. Grundhofer Richard M. Norman	Joseph P. Hayden III René J. Robichaud	William J. Keating, Jr.

2.	To ratify the appointment of Deloitte & Touche LLP as Midland’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the adoption of Midland’s 2006 Employee Stock Service Award Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(This proxy is continued and to be signed on the reverse side.)